UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 13, 2024

Stagwell Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-13718	86-1390679
(Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One World Trade Center, Floor 65, New York, NY 10007

(Address of principal executive offices and zip code)

(646) 429-1800

(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value	STGW	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On June 13, 2024, Stagwell Inc. (the “Company”) repurchased a total of 4,000,000 shares of the Company’s Class A common stock from certain affiliates of The Goldman Sachs Group, Inc. (“Goldman Sachs”) at a price of $6.34 per share, for an aggregate purchase price of $25,360,000. The purchase price represents an approximately 5% discount to the closing price of the Class A common stock on June 12, 2024. The repurchase was made in a privately negotiated transaction pursuant to the Company’s previously announced stock repurchase program. Following completion of the repurchase, Goldman Sachs held 12,981,022 shares of the Company’s Class A common stock. The repurchased shares were retired by the Company. The repurchase reduced the number of shares of the Company’s common stock outstanding by approximately 1.5%. As of June 13, 2024, following completion of the repurchase, the Company’s outstanding common stock consisted of 112,346,046 shares of Class A common stock and 151,648,741 shares of Class C common stock.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date: June 17, 2024	Stagwell Inc.

	By:	/s/ Peter McElligott
Peter McElligott
General Counsel